SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2002

ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)

(813) 884-0000

(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
PRESS RELEASE

Item 5. Other Events.

     On August 30, 2002, Anchor Glass Container Corporation (the “Registrant”) announced it has finalized its plan of reorganization, including the equity investment by Cerberus Capital Management LP, a New York City-based investment management firm. In mid-March, Cerberus agreed to infuse Anchor Glass with $100 million in new capital, of which $80 million is in the form of equity capital. On August 30, 2002, the Registrant issued a press release relating to the forgoing, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statement of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

	99.1	Press Release issued on August 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Lawrence M. Murray

Name: Lawrence M. Murray Title: Senior Vice President — Finance

Date: September 3, 2002